UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 18, 2010 (October 12, 2010)

DYNASTY ENERGY RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-53141	26-0855681
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

C-22, Shimao Plaza, 9 Fuhong Lu
Futian District, Shenzhen 518033
People’s Republic of China
(Address of principal executive offices)

(86) 755 83 67 9378
(Registrant's telephone number, including area code)

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On October 12, 2010, Dynasty Energy Resources, Inc. (the “Company”) entered into a share exchange agreement (the “Exchange Agreement”) with Fifth Season (Hong Kong) International Group Limited, a Hong Kong company (“Fifth Season”), and the shareholders of Fifth Season (the “Shareholders”), pursuant to which the Company agreed to acquire all of the issued and outstanding capital stock of Fifth Season from the Shareholders, in exchange for 391,543,500 newly issued shares of the Company’s Common Stock, $0.00001 par value, which will constitute approximately 98% of the issued and outstanding capital stock of the Company on a fully diluted basis as of and immediately after consummation of the transactions contemplated by the Exchange Agreement.

Closing of the transactions contemplated by the Exchange Agreement is subject to the satisfaction or waiver of customary closing conditions, including the completion of due diligence, delivery of audited financial statements of Fifth Season and delivery of a legal opinion from Fifth Season’s legal counsel in the People’s Republic of China. The closing is expected to occur on or before April 30, 2011 (the "Outside Date").

The Exchange Agreement may be terminated by mutual agreement of the parties at any time prior to closing. In addition, the Company may terminate the Exchange Agreement in the event that Fifth Season has breached any material representation, warranty, or covenant contained in the Exchange Agreement in any material respect, in the event that the Company objects to any information contained in disclosure schedules to be delivered by Fifth Season prior to closing (and the parties cannot agree on mutually satisfactory modifications thereto), or if the closing does not occur on or before the Outside Date by reason of Fifth Season’s failure to satisfy any closing condition required to be fulfilled by it. Fifth Season may also terminate the Exchange Agreement in the event that the Company has breached any material representation, warranty, or covenant contained in the Exchange Agreement in any material respect, or if the closing does not occur on or before the Outside Date by reason of the Company’s failure to satisfy any closing condition required to be fulfilled by it.

Through its Chinese subsidiaries, Fifth Season engages in the development, acquisition, and consolidation of commercial properties as well as the operation of department stores and online stores in China. Fifth Season was founded in 2007 and is headquartered in Hong Kong.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 12, 2010, in connection with signing of the Exchange Agreement, Mr. Shaoping Lu resigned from his positions as the President and Treasurer of the Company. Such resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Lu remains in his position as Chief Executive Officer of the Company.

At the same time, the Board of Directors of the Company appointed Mr. Lianmo Wu as the President and Treasurer of the Company, Ms. Zhumin Zhang as the Chief Financial Officer of the Company and Mr. Xiaolei Xing as the Chief Operating Officer of the Company, effective immediately.

Mr. Lianmo Wu. Mr. Lianmo Wu, age 38, has over 17 years of management experience. He specializes in marketing, brand management, and capital management. Since February 2007, he has served as the chairman of the board and president of Fifth Season, as well as the chairman of its subsidiaries Hangzhou Fifth Season Department Store Investment Management Co., Ltd., BR Investment Holding Group Co., Ltd. and Fifth Season (Zhejiang) Technology Co., Ltd. Since March 2004, he has also served as a general manager of Fifth Season’s subsidiary Hangzhou Fifth Season Garment Co., Ltd. From May 2002 until October 2003, he served as the chief marketing officer of Shanghai Baishi Enterprise Development Co., Ltd. He also served as a chief representative in China for Hualian Foods Co., Ltd. (Taiwan) and as a general manager of Shandong Fuk Foods Co., Ltd., from September 2009 until April 2002. From May 1993 until August 1999, he served as a general manager of Wenzhou New Yihua Group Co., Ltd. Mr. Wu graduated from Wenzhou University with a degree in marketing.

Ms. Zhuming Zhang. Ms. Zhang, age 47, has served as the chief financial officer of Fifth Season since September 2009. Prior to that, from January 2009 until August 2009, she served as a vice financial officer of Hangzhou Xixi Investment Development Co., Ltd., a Chinese company specializing in real estate development and management of tourism projects. From April 2007 until December 2008, she served as the chief financial officer and as a general manager of Hangzhou Longsheng Thousand Islands Investment Co., Ltd., a real estate development company in Zhejiang, China, and from July 2003 until March 2007, she served as the chief financial officer of Zhejiang Longhill Hotel, engaged in the business of hotels and resorts. Ms. Zhang graduated from Zhejiang University with a Bachelor’s degree in accounting.

Mr. Xiaolei Xing. Mr. Xiaolei Xing, age 42, has served as an executive director of Fifth Season and as an executive general manager of its subsidiary Fifth Season (Zhejiang) Trade Co., Ltd. since September 2007. He has extensive experience and resources in various industry sectors and a strong financial background. Since November 2009, he has also served as an executive director of Hangzhou Hengding Plastic and Wood Tools Co., Ltd., a company engaged in the manufacture and export of home hardware, including wooden furniture, tools, and lighting products, and since August 1994, he has also served as a vice general manager of Hangzhou Yinli Lighting Co., Ltd., a company engaged in the manufacture and sales of outdoor lighting products. From September 1987 until February 1992, he worked as a clerk in Hangzhou Qingchun sub-branch of Industrial and Commercial Bank of China. Mr. Xiang received dual Bachelor’s degrees in industrial and electrical automation and finance from Zhejiang University.

There are no arrangements or understandings between any of the newly appointed executive officers and any other persons pursuant to which they were selected for their positions and there are no transactions between the Company and any of the newly appointed executive officers that would require disclosure under Item 404(a) of Regulation S-K. No family relationship exists between any of the newly appointed executive officers and any director or other executive officer of the Company.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description

2.1	Share Exchange Agreement, dated October 12, 2010, among the Company, Fifth Season (Hong Kong) International Group Limited and its shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2010
DYNASTY ENERGY RESOURCES, INC.

By: /s/ Shaoping Lu
Shaoping Lu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Exchange Agreement, dated October 12, 2010, among the Company, Fifth Season (Hong Kong) International Group Limited and its shareholders